Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-55805, 333-61881, 333-64175, 333-66755, 333-71933 and 333-116578), Form S-4 (Nos. 333-09043, 333-41563, 333-60123, 333-75120 and 333-113239) and Form S-8 (Nos. 333-88390, 333-00695, 333-25213, 333-47535, 333-51244, 333-66759, 333-83161, 333-83159 and 333-91416) of Saks Incorporated of our report dated March 23, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Birmingham, Alabama

March 23, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-91416) of Saks incorporated and Subsidiaries of our report dated March 20, 2009 relating to the financial statements of Saks Incorporated Employee Stock Purchase Plan, which appears in Exhibit 99.1 in this Form 10-K.

PricewaterhouseCoopers LLP

Birmingham, Alabama

March 20, 2009